Exhibit 99.1

Capital will be focused primarily in Barnett drilling.

$US Millions

		2nd Half
Category	2007	2008 est.	2008 est.	2009 est.
Drilling

Barnett Shale	$131.5	$143.0	$235.0	$180.0
Other Shales	0.8	2.0	3.0	0.0
Gulf Coast	28.5	4.0	19.0	6.0
North Sea	9.4	3.0	5.0	2.0
Camp Hill	3.6	3.0	4.0	2.0
Other Texas	0	2.0	5.0	2.0

Total Drilling	$173.8	$157.0	$271.0	$192.0

Land Acquisition

Barnett Shale	$30.8	$43.0	$169.0	$12.0
Marcellus	0	14.0	65.0	0.0
Other	14.5	9.0	21.0	2.0

Total Land Acquisition	$45.3	$66.0	$255.0	$14.0

Seismic and Other	$5.6	$6.0	$5.0	$5.0
Total Capex	$224.7	$229.0	$531.0	$211.0